UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: September 30, 2010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

445 Park Avenue, New York, New York 10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, Andrew Kan resigned as the Acting Chief Financial Officer of China North East Petroleum Holdings, Ltd. (the “Company”).  Mr. Kan’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On September 30, 2010, our Board of Directors appointed Mr. Shaohui (Steven) Chen as the Acting Chief Executive Officer the Company effective immediately.

Prior or joining the Company, Mr. Chen served as CFO of Acorn Technology Corporation since 2006.  Mr. Chen concurrently served as Director of Finance at MVP RV Inc. since 2008. In addition, Mr. Chen has advised Chinese companies on a variety of subjects including doing business in the US, merging with US public companies, corporate re-structuring, due diligence, auditing, and complying with U.S. public market standards. Mr. Chen is also experienced at promoting U.S. companies into Chinese markets through direct foreign investments, joint-ventures, co-manufacturing agreements, licensing agreements, and technology transfers.

Mr. Chen received a Master of Business Administration with a concentration in Finance and Entrepreneurial Management, and a Master of Science in Computer Science from the University of California, Riverside.

Mr. Chen will receive cash compensation of $12,500 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: October 5, 2010	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer